Exhibit 32.1
Officer’s Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C 1350)
In connection with the Quarterly Report on Form 10-Q of Pioneer Energy Services Corp., a Texas corporation, (the “Company”) for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Wm. Stacy Locke, President and Chief Executive Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:
(1) The Report is in full compliance with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 31, 2019	/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer